CERTIFICATE OF AMENDMENT

                                     TO THE

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                      CREDIT SUISSE NEW YORK MUNICIPAL FUND

          The undersigned, being the Secretary of Credit Suisse New York Municipal Fund, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by section 9.3 of the Agreement and Declaration of Trust, dated as of December 23, 1986, as amended to date (as so amended, the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly held on December 12, 2002, and by the affirmative vote of a majority of the shareholders at a meeting duly held on April 11, 2003 and adjourned to May 2, 2003 and then further adjourned to May 16, 2003, the Trustees of the Trust duly adopted the following amendments:

          FIRST: Clause (i) of Section 6.2(f) of the Declaration of Trust is hereby amended and restated in its entirety as follows:

          (i) at any time, if the Trustees determine in their sole discretion that such redemption is in the best interests of the holders of the shares of the Trust or of any Portfolio, or

          SECOND: Clause (iii) of Section 7.1 of the Declaration of Trust is hereby deleted in its entirety and Clauses (iv), (v) and (vi) are designated Clauses (iii), (iv) and (v).

          THIRD: The second sentence of Section 9.1 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

          The Trust may be terminated at any time by a Majority of the Trustees without the consent or approval of shareholders of the Trust or any Portfolio.

          FOURTH: The first sentence of Section 9.2 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

          The Trustees may sell, lease, exchange, convey or transfer all or substantially all of the assets of the Trust, or the assets belonging to any one or more Portfolios, to another trust, partnership, association or corporation or a series or portfolio thereof organized under the laws of any state of the United States, or may sell, lease, exchange, convey or transfer such assets to another Portfolio of the Trust, in exchange for cash, shares or other Securities (including, in the case of a transfer to another Portfolio of the Trust, Shares of such other Portfolio), or to the extent permitted by law then in

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          effect may merge or consolidate any Portfolio with any other Portfolio of the Trust, or merge or consolidate the Trust or any Portfolio with any trust, corporation, partnership or association or a series or portfolio thereof organized under the laws of any state of the United States, all upon such terms and conditions and for such consideration when and as authorized by vote or written consent of a Majority of the Trustees and without the consent or approval of shareholders of the Trust or any Portfolio.

         IN WITNESS WHEREOF, the undersigned has executed this certificate on the 18th day of June, 2003.

                                                     /s/Hal Liebes
                                                     -------------------
                                                     Name:    Hal Liebes
                                                     Title:   Secretary

                                             ACKNOWLEDGMENT

STATE OF New York                           )

                                            ) ss.

COUNTY OF New York                          )



                                                                 June 18, 2003

          Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

          Before me,



                                                /s/George Travers
                                                -----------------
                                                  Notary
                                                  Public

                                                My commission expires:

                                                GEORGE TRAVERS
                                                Notary Public, State of New York
                                                No. 02TR5014235
                                                Qualified in New York County
                                                Commission Expires July 15, 2003


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